As filed with the Securities and Exchange Commission on June 22, 2000

                                                     Registration No. 333______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                              TUCKER ANTHONY SUTRO
                           ---------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                              04-3335712
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                           identification number)

                                One Beacon Street
                                Boston, MA 02108
                    ---------------------------------------
                    (Address of Principal Executive Offices)

                                 (617) 725-2000
              ---------------------------------------------------
              (Registrant's telephone number, including area code)

                    Amended 1998 Employee Stock Purchase Plan
             ------------------------------------------------------
                            (Full title of the plan)

                                John H. Goldsmith
                             Chief Executive Officer
                              Tucker Anthony Sutro
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 725-2000
          ----------------------------------------------------------
          (Name and address, including zip code, and telephone number, including area code, of agent for service)
                           ---------------------------
                                 With a copy to:
     Kevin McKay, Esq.                                R. Scott Kilgore, Esq.
      General Counsel                               Wilmer, Cutler & Pickering
    Tucker Anthony Sutro                               2445 M Street, N.W.
 One World Financial Center                           Washington, D.C. 20037
  New York, New York 10281

                                          CALCULATION OF REGISTRATION FEE
                                                                               Proposed           Proposed
   Name of Plan                          Title of                               Maximum           Maximum
                                        Securities             Amount          Offering          Aggregate          Amount of
                                           to be                to be            Price            Offering        Registration
                                        Registered           Registered       Per Share (1)       Price (1)           Fee (1)
------------------------------------------------------------------------------------------------------------------------------------
Amended 1998 Employee                 Common Stock,
Stock Purchase Plan (the "ESPP")     $0.01 par value        1,250,000         $16.94            $20,925,000          $5,525
------------------------------------------------------------------------------------------------------------------------------------

(1) In accordance with Rule 457(h) and Rule 457(c) the aggregate offering price and the amount of the registration fee are computed on the basis of 1,250,000 shares not yet subject to purchase under the ESPP using
         $16.94, the average of the high and low prices reported in the New York
         Stock Exchange on June 15, 2000.

         Except as set forth below, the entire contents of the Form S-8 filed by Tucker Sutro Anthony (the "Company") on December 18, 1998, as amended on December 23, 1998, Registration Statement No. 333-69273, is hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         Item 5.   Interests of Named Experts and Counsel

         The legal validity of the shares of Common Stock of the Company offered by the Registrant pursuant to this Registration Statement is being passed upon by Wilmer, Cutler & Pickering.

         Item 8.   Exhibits

         The Exhibit Index attached to this Registration Statement is incorporated herein by reference.


            [The remainder of this page is intentionally left blank.]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 22nd day of June, 2000.

                                                  TUCKER ANTHONY SUTRO


                                                  /s/ John H. Goldsmith
                                                  ------------------------
                                                  Name: John H. Goldsmith
                                                  Title: Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints John H. Goldsmith and Kenneth S. Klipper as his or her true and lawful attorney-in-fact each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to file this Registration Statement, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                         Title                           Date

                                 Chairman, Director               June 22, 2000
/s/ John H. Goldsmith         and Chief Executive Officer
John H. Goldsmith            (Principal Executive Officer)

                               Executive Vice President           June 22, 2000
/s/ Kenneth S. Klipper         Chief Financial Officer
Kenneth S. Klipper            (Principal Financial and
                                Accounting Officer)

/s/ C. Hunter Boll                    Director                    June 22, 2000
-----------------
C. Hunter Boll

/s/ Winston J. Churchill              Director                    June 22, 2000
------------------------
Winston J. Churchill

/s/ Thomas M. Hagerty                 Director                    June 22, 2000
---------------------
Thomas M. Hagerty


/s/ David V. Harkins                  Director                   June 22, 2000
--------------------
David V. Harkins


/s/ Hugh R. Harris                    Director                   June 22, 2000
--------------------
Hugh R. Harris


/s/ Seth W. Lawry                     Director                   June 22, 2000
--------------------
Seth W. Lawry


/s/ John F. Luikart                   Director                   June 22, 2000
-------------------
John F. Luikart


/s/ David P. Prokupek                 Director                   June 22, 2000
---------------------
David P. Prokupek


/s/ Mark T. Whaley                    Director                   June 22, 2000
---------------------
Mark T. Whaley


/s/ Robert H. Yevich                  Director                   June 22, 2000
---------------------
Robert H. Yevich

                                  EXHIBIT INDEX
Exhibit
Number        Description

4.1*          1998 Employee Stock Purchase Plan

4.2**         Amendment to the 1998 Employee Stock Purchase Plan

5 Opinion of Wilmer, Cutler & Pickering as to the legality of the securities being registered

23.1          Consent of Ernst & Young, LLP

23.2          Consent of Wilmer, Cutler & Pickering (included in Exhibit 5)

24 Power of attorney (included on signature pages of this Registration Statement)

------------------------

* Incorporated by reference to Post-Effective Amendment No. 1 to Form S-8 of the Company, Registration Number 333-69273, filed with the Securities and Exchange Commission on December 23, 1998.

** Incorporated by reference to Schedule Def 14A of the Company filed with the Securities and Exchange Commission on April 20, 2000.